Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is dated as of May ____, 2012 (together with any amendments or modifications hereto in effect from time to time, the “Guaranty”), and is made by COMMERCETEL, INC., a Nevada corporation (the “Guarantor”), in favor of the holders of the “Notes” (as hereinafter defined)(collectively, the “Buyers”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith  (the “Purchase Agreement”) between CommerceTel Corporation, a Nevada corporation (the “Company”) and the “Buyers” (as such terms is defined in the Purchase Agreement), Company has agreed to issue to Buyers and Buyers have agreed to purchase from Company certain senior secured, convertible notes (the “Notes”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce Buyers to purchase the Notes, and with full knowledge that Buyers would not purchase the Notes without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Buyers, for the benefit of Buyers, as security for the “Liabilities” (as hereinafter defined); and

WHEREAS, Guarantor is a wholly owned subsidiary of Company and will substantially benefit from Buyers’ purchase of the Notes;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. LIABILITIES GUARANTEED.

Guarantor, jointly and severally (if more than one), hereby guarantees and becomes surety to Buyers for the full, prompt and unconditional payment of the Liabilities, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Purchase Agreement and the other Transaction Documents.  This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty.  This is a guaranty of payment and not of collection.  Buyers may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other Person, and the availability of other collateral security for the Notes and the other Transaction Documents.

2. DEFINITIONS.

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.  In addition to the capitalized terms defined in the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Guaranty, the meaning of such term as defined in this Guaranty shall control for purposes of this Guaranty):

2.1. “Liabilities” means, collectively: (i) the repayment of all sums due under the Notes (and all extensions, renewals, replacements, future advances and amendments thereof) and the other Transaction Documents; and (ii) the performance and observance of all terms, conditions, covenants representations and warranties set forth in the Transaction Documents.

3. REPRESENTATION AND WARRANTIES.  Guarantor represents and warrants to Buyers as follows:

3.1. Organization, Powers.  Guarantor: (i) is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Nevada; (ii) has the power and authority to own its properties and Assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform (and the officer executing this Guaranty on behalf of Guarantor has been duly authorized to so act and execute this Guaranty on behalf of the Guarantor), and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2. Execution of Guaranty.  This Guaranty, and each other Transaction Document to which Guarantor is a party, have been duly executed and delivered by Guarantor.  Execution, delivery and performance of this Guaranty and each other Transaction Document to which Guarantor is a party will not: (i) violate any provision of any Law, any Judgment of any Governmental Authority, or any provision of any Contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or Assets are bound; (ii) result in the creation or imposition of any Encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any Consent from, exemption of, or filing or registration with, any Governmental Authority or any other Person.

3.3. Obligations of Guarantor.  This Guaranty and each other Transaction Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally. The purchase of the Notes by Buyers and the assumption by Guarantor of its obligations hereunder and under any other Transaction Document to which Guarantor is a party will result in material benefits to Guarantor.  This Guaranty was entered into by Guarantor for commercial purposes.

3.4. Litigation.  There is no Proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined,  would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

3.5. No Defaults.  Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any Contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or Assets are bound.

3.6. No Untrue Statements.  To the knowledge of Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyers by or on behalf of Company or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyers as an inducement to purchase the Notes.

4. NO LIMITATION OF LIABILITY.

4.1. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Buyers may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other Persons (including Guarantor) or against any security for the Liabilities; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Liabilities, or any part thereof; (vi) accept partial payments on the Liabilities; (vii) receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyers, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyers deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyers and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other Person (including Guarantor) in respect of the Liabilities.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyers, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3. Upon the occurrence and during the continuance of any Event of Default, Buyers may enforce this Guaranty independently of any other remedy, guaranty or security Buyers at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Buyers to marshal assets in favor of Company, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty.  Guarantor expressly waives any right to require Buyers to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Buyers may proceed against any obligor (including Guarantor) and/or the collateral in such order as Buyers shall determine in its sole and absolute discretion.  Buyers may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.  Guarantor agrees that Buyers and Company may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4. Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Liabilities (other than by reason of the full payment and performance of all Liabilities (other than contingent indemnification obligations)); (iv) any failure of Buyers to marshal assets in favor of Company or any other Person; (v) any failure of Buyers to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyers to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Liabilities, including, without limitation, any failure of Buyers to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Buyers or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyers to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyers, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyers for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyers that is authorized by this Section or any other provision of any Transaction Document.  Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

4.5. This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Company to Buyers shall have been paid in full in cash and all commitments of Buyers to purchase any securities under the Purchase Agreement have terminated or expired and all obligations of Company with respect to any of the Liabilities shall have terminated or expired (such date is referred to herein as the “Termination Date”).

5. LIMITATION ON SUBROGATION. Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Buyers’ rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyers against Company or any security which Buyers now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise.  If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Buyers and shall forthwith pay over to Buyers such funds and/or property to be applied by Buyers to the Liabilities.

6. COVENANTS.

6.1. Financial Statements; Compliance Certificate.  No later than ten (10) days after written request therefore from Buyers, Guarantor shall deliver to Buyers: (a) financial statements disclosing all of Guarantor’s Assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyers, signed by Guarantor, and certified by Guarantor to Buyers to be true, correct and complete; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Buyers may from time to time reasonably request.

6.2. Subordination of Other Debts.  Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyers now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Buyers by Guarantor, properly endorsed to the order of Buyers, to apply to the Liabilities.

6.3. Security for Guaranty.  All of Guarantor’s obligations and liability evidenced by this Guaranty is also secured by all of the Assets and property of the Guarantor pursuant to that certain Security Agreement by and between the Company, Guarantor and Buyers made of even date herewith (the “Security Agreement”). All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in the Security Agreement or any other Transaction Documents to which Guarantor is a party which are to be kept and performed by the Guarantor are hereby made a part of this Guaranty to the same extent and with the same force and effect as if they were fully set forth herein, and the Guarantor covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

7. EVENTS OF DEFAULT.

Each of the following shall constitute a default (each, an “Event of Default”) hereunder:

7.1. Non-payment when due, and after all applicable grace periods, of any sum required to be paid to Buyers under any of the Transaction Documents or of any of the other Liabilities;

7.2. A breach by Guarantor of any other term, covenant, condition, obligation or agreement under this Guaranty;

7.3. Any representation or warranty made by Guarantor in this Guaranty or under the Purchase Agreement shall prove to be false, incorrect or misleading in any material respect as of the date when made;

7.4. A default by Company or Guarantor, after all applicable grace or notice periods, under any of the Transaction Documents; or

7.5. The occurrence of any of the following events: (i) Guarantor makes an assignment for the benefit of creditors; (ii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for Guarantor, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iii) any order or decree is rendered by a court adjudicating Guarantor insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) Guarantor files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (v) Guarantor admits, in writing, its inability to pay its debts as they become due; (vi) a proceeding or petition in bankruptcy is filed against Guarantor and such proceeding or  petition is not dismissed within thirty (30) days from the date it is filed; or (vii) Guarantor files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any state.

8. REMEDIES.

8.1. Upon an Event of Default, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyers may:

8.1.1. Enforce the obligations of Guarantor under this Guaranty.

8.1.2. To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Buyers in any capacity to Guarantor whether due or not.

8.1.3. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyers may reasonably deem expedient.  Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyers in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof.  Any such action by Buyers shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyers.

8.2. Settlement of any claim by Buyers against Company, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyers in connection with the settlement (unless otherwise provided for herein).

9. MISCELLANEOUS.

9.1. Disclosure of Financial Information.  Buyers is hereby authorized to disclose any financial or other information about Guarantor to any Governmental Authority having jurisdiction over Buyers or to any present, future or prospective participant or successor in interest in the Notes.  The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2. Remedies Cumulative.  The rights and remedies of Buyers, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyers at law or in equity.  The failure, at any one or more times, of Buyers to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.  Buyers shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3. Integration.  This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4. Attorneys’ Fees and Expenses.  If Buyers retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyers’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyers shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5. No Implied Waiver.  Buyers shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyers, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6. Waiver.  Except as otherwise provided herein or in any of the Transaction Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Buyers.  Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyers against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyers any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Company or any other party liable to Buyers.

9.7. No Third Party Beneficiary.  Except as otherwise provided herein, Guarantor and Buyers do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8. Partial Invalidity.  The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable.  In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9. Binding Effect.  The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Buyers, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Buyers.

9.10. Modifications.  This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11. Sales or Participations.  Buyers may from time to time sell or assign the Notes, in whole or in part, or grant participations in the Notes and/or the obligations evidenced thereby without the consent of Company or Guarantor, provided, however, Buyers shall provide written notice to Company and Guarantor of any such assignment or grant of participations.  The holder of any such sale, assignment or participation, if the applicable agreement between Buyers and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyers (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder.  Buyers may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyers’s or such holder’s rights hereunder.

9.12. Jurisdiction.  Guarantor hereby consents that any action or proceeding against him be commenced and maintained in Clark County, State of Nevada by service of process on them; and Guarantor agrees that the courts of such County shall have jurisdiction with respect to the subject matter hereof and the person of Guarantor and all collateral securing the obligations of Guarantor, provided, however, that nothing herein shall prevent Buyers from bringing suit or taking legal action in any other jurisdiction.  Guarantor agrees not to assert any defense to any action or proceeding initiated by Buyers based upon improper venue or inconvenient forum.

9.13. Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Guarantor:                                         CommerceTel, Inc.

Telephone:____________________
Facsimile:_____________________
E-Mail:_______________________

With a copy to:

If to Buyers:                                                      Pursuant to the information for each of the Buyers
Set forth in the Purchase Agreement

With a copy to:                                                 David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, FL 33487
Attn: David Kahan, Esq.
Telephone: (561) 672-8330
Facsimile: (561) 672-8301
E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties.  Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Debenture may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

9.14. Governing Law.  This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

9.15. Joint and Several Liability.  The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several.  The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

9.16. Continuing Enforcement.  If, after receipt of any payment of all or any part of the Liabilities, Buyers is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyers with respect to the full amount so surrendered.  The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation or redemption of the Notes, this Guaranty or any other Transaction Document, the release of any security interest, lien or Encumbrance securing the Liabilities or any other action which Buyers may have taken in reliance upon its receipt of such payment.  Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17. WAIVER OF JURY TRIAL.  GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY Buyers OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  Buyers AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, GUARANTOR WAIVES ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT Buyers WOULD NOT PURCHASE THE DEBENTURES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

[Signatures on the following page]

IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.

COMMERCETEL, INC.

By:_________________________________
Name:______________________________
Title:_______________________________